TRUST AGREEMENT


                                      among


                   USA GROUP SECONDARY MARKET SERVICES, INC.,
                                  as depositor,

                         SECONDARY MARKET COMPANY, INC.

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                    not in its individual capacity but solely
                           as Eligible Lender Trustee







                             Dated as of May 1, 1998













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                                TABLE OF CONTENTS



                                    ARTICLE I

                              Definitions and Usage


                                   ARTICLE II

                                  Organization

         SECTION 2.01.  Name...........................................  1
         SECTION 2.02.  Office.........................................  1
         SECTION 2.03.  Purposes and Powers............................  1
         SECTION 2.04.  Appointment of Eligible Lender Trustee.........  2
         SECTION 2.05.  Initial Capital Contribution of Trust
                                    Estate.............................  2
         SECTION 2.06.  Declaration of Trust...........................  3
         SECTION 2.07.  Reserved.......................................  3
         SECTION 2.08.  Title to Trust Property........................  3
         SECTION 2.09.  Representations and Warranties of the
                                    Seller and the Company.  ..........  3
         SECTION 2.10.  Tax Treatment..................................  5
         SECTION 2.11.  Liability of Noteholders.......................  5

                                   ARTICLE III

                                    Ownership

         SECTION 3.01.  Beneficial Ownership...........................  5

                                   ARTICLE IV

                       Actions by Eligible Lender Trustee

         SECTION 4.01.  Prior Notice to Company with Respect to
                                    Certain Matters....................  6
         SECTION 4.02.  Action by Company with Respect to
                                    Bankruptcy.........................  8
         SECTION 4.03.  Restrictions on Company's Power................  9

                                    ARTICLE V

                                 Certain Duties

         SECTION 5.01.  No Segregation of Monies; No Interest..........  9




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         SECTION 5.02.  Accounting and Reports to the
                                    Noteholders, the Internal Revenue
                                    Service and Others.................  9
         SECTION 5.03.  Incentive Programs............................. 10

                                   ARTICLE VI

                 Authority and Duties of Eligible Lender Trustee

         SECTION 6.01.  General Authority.............................. 10
         SECTION 6.02.  General Duties................................. 10
         SECTION 6.03.  Action upon Instruction........................ 11
         SECTION 6.04.  No Duties Except as Specified in this
                     Agreement, the Loan Sale Agreement, the
                     Servicing Agreement, the Administration
                                    Agreement or in Instructions....... 12
         SECTION 6.05.  No Action Except under Specified
                                    Documents or Instructions.......... 13
         SECTION 6.06.  Restrictions................................... 13
         SECTION 6.07.  Origination of Consolidation Loans
                                    during the Revolving Period........ 13

                                   ARTICLE VII

                     Concerning the Eligible Lender Trustee

         SECTION 7.01.  Acceptance of Trusts and Duties................ 15
         SECTION 7.02.  Furnishing of Documents........................ 17
         SECTION 7.03.  Representations and Warranties................. 17
         SECTION 7.04.  Reliance; Advice of Counsel.................... 18
         SECTION 7.05.  Not Acting in Individual Capacity.............. 19
         SECTION 7.06.  Eligible Lender Trustee Not Liable for
                                    Notes or Student Loans............. 19
         SECTION 7.07.  Eligible Lender Trustee May Own Trust
                                    Notes.............................. 20
         SECTION 7.08.  Licenses....................................... 20

                                  ARTICLE VIII

                     Compensation of Eligible Lender Trustee

         SECTION 8.01.  Eligible Lender Trustee's Fees and
                                    Expenses........................... 20
         SECTION 8.02.  Payments to the Eligible Lender Trustee........ 20

                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.01.  Termination of Trust Agreement................. 20




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         SECTION 9.02.  Reserved....................................... 21

                                    ARTICLE X

                     Successor Eligible Lender Trustees and
                       Additional Eligible Lender Trustees

         SECTION 10.01.  Eligibility Requirements for Eligible
                                     Lender Trustee.................... 21
         SECTION 10.02.  Resignation or Removal of Eligible
                                     Lender Trustee.................... 22
         SECTION 10.03.  Successor Eligible Lender Trustee............. 23
         SECTION 10.04.  Merger or Consolidation of Eligible
                                     Lender Trustee.................... 24
         SECTION 10.05.  Appointment of Co-Eligible Lender
                                     Trustee or Separate Eligible Lender
                                     Trustee........................... 24

                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.01.  Supplements and Amendments.................... 26
         SECTION 11.02.  No Legal Title to Trust Estate in
                                     Company........................... 27
         SECTION 11.03.  Limitations on Rights of Others............... 28
         SECTION 11.04.  Notices....................................... 28
         SECTION 11.05.  Severability.................................. 29
         SECTION 11.06.  Separate Counterparts......................... 29
         SECTION 11.07.  Successors and Assigns........................ 29
         SECTION 11.08.  No Petition................................... 29
         SECTION 11.09.  No Recourse................................... 30
         SECTION 11.10.  Headings...................................... 30
         SECTION 11.11.  Governing Law................................. 30
         SECTION 11.12.     Responsibility to Secretary and
                                     Guarantors........................ 30
         SECTION 11.13.     Third-Party Beneficiaries.................. 30
         SECTION 11.14.     Consents....................................31


 EXHIBIT A        Certificate of Trust of SMS Student Loan Trust
                  1998-A





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                  TRUST  AGREEMENT  dated as of May 1,  1998,  among  USA  GROUP
SECONDARY  MARKET  SERVICES,  INC., a Delaware  corporation,  as depositor  (the
"Seller"),   SECONDARY  MARKET  COMPANY,   INC.,  a  Delaware  corporation  (the
"Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee").

                  The Seller, the Company and the Eligible Lender Trustee hereby agree as follows:


                                    ARTICLE I

                              Definitions and Usage

                  Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of May 1, 1998, among the SMS Student Loan Trust 1998-A, as Issuer, the Seller, as Administrator, and Bankers Trust Company, as Indenture Trustee, which also contains rules as to construction and usage that shall be applicable herein.


                                   ARTICLE II

                                  Organization

                  SECTION 2.01. Name. The Trust created hereby shall be known as "SMS Student Loan Trust 1998-A", in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                  SECTION 2.02. Office. The office of the Trust shall be in care of the Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the Seller.

                  SECTION 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and to sell the Notes in one or more transactions;

                  (ii) with the proceeds of the sale of the Notes, to purchase the Initial Financed Student Loans, to deposit the Reserve Account Initial Deposit in the Reserve Account, and to pay the organizational, start-up and transactional




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         expenses of the Trust and to pay the balance to the Seller pursuant to the Loan Sale Agreement;

                  (iii)  to enter into the Swap Agreement;

                  (iv) to obtain the Subordinate Note Insurance Policy;

                  (v) to originate Consolidation Loans during the Revolving Period pursuant to Section 6.07 hereof, to increase the principal balance of Consolidation Loans by adding the principal balances of any related Add-on Consolidation Loans to the principal balances of such Consolidation Loans, to acquire and hold any New Loans to be conveyed to the Trust during the Revolving Period pursuant to the Loan Sale Agreement and to acquire and hold any Serial Loans or other Student Loans to be conveyed to the Trust subsequent to the Closing Date pursuant to the Loan Sale Agreement;

                  (vi) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture;

                  (vii) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (viii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (ix) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Section 2(d) of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

                  SECTION 2.04. Appointment of Eligible Lender Trustee. The Seller hereby appoints the Eligible Lender Trustee as trustee of the Trust effective as of the date hereof, to have all of the rights, powers and duties set forth herein.

                  SECTION 2.05. Initial Capital Contribution of Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $1.00. The Eligible Lender Trustee hereby




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acknowledges  receipt in trust from the Seller,  as of the date  hereof,  of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account. The Seller shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

                  SECTION 2.06. Declaration of Trust. The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Company, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Eligible Lender Trustee and the Delaware Trustee shall file the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to ss. 3801 of the Business Trust Statute on or before the Closing Date.

                  SECTION 2.07.  [Reserved.]

                  SECTION 2.08. Title to Trust Property. Subject to the Indenture, legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided, however, that legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

                  SECTION 2.09. Representations and Warranties of the Seller and the Company. (a) Each of the Company and the Seller hereby represents and warrants, as to itself, to the Eligible
Lender Trustee, the Subordinate Note Insurer and the Swap
Counterparty that:

                  (i) It is duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted (subject, with respect to the Seller and




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         its Student  Loans,  to the  vesting of legal  title  thereto in NBD or another eligible lender, as trustee for the Seller).

                  (ii) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications except where failure to do so (both singly and in the aggregate) will not have a material adverse effect on the conduct of its business, operations or financial condition.

                  (iii) It has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by it by all necessary corporate action; the Seller has full power and authority to transfer and assign the property to be transferred and assigned to, and to be deposited with, the Trustee; and the Seller has duly authorized such transfer and assignment to the Trust by all necessary corporate action.

                  (iv) This Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

                  (v) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties.

                  (vi) There are no proceedings or investigations pending or, to its best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of




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         this Agreement,  (B) seeking to prevent the  consummation of any of the
         transactions   contemplated  by  this  Agreement  or  (C)  seeking  any
         determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.10. Tax Treatment. The Seller and the Company have entered into this Agreement, and the Notes will be issued to and acquired by the Noteholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Notes will be indebtedness of the Company secured by the Trust Estate. Each of the Seller and the Company, by entering into this Agreement, and each Noteholder, by the acceptance of its Note, agrees to treat the Notes for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Company secured by the Trust Estate. In accordance with the foregoing, the Eligible Lender Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust (except as may be required as a result of changes in law or as may otherwise be required in the Opinion of Counsel for the Company).

         SECTION 2.11. Liability of Noteholders. No Noteholder shall have any personal liability or obligation to or for the Trust and the Certificate of Trust shall be fully paid and nonassessable.


                                   ARTICLE III

                                    Ownership

                  SECTION 3.01. Beneficial Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.05, the Seller shall be the sole beneficial owner of the Trust. Concurrently with the transfer of the Initial Financed Student Loans to the Trust pursuant to the Loan Sale Agreement, the Seller does hereby irrevocably assign to the Company all of its right, title and interest in and to the Trust, and thereupon (subject to the Company's right to transfer pursuant to the next succeeding sentence) the Company shall be the sole beneficial owner of the Trust. For so long as any Notes remain Outstanding, the Company shall not Transfer its ownership interest in the Trust, in whole or in part, unless (i) either (A) the Company shall have delivered to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate
Note Insurer and the Swap Counterparty an Opinion of Counsel (with a copy to the Rating




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Agencies) that neither the Trust nor the Company would be consolidated  with the purchaser of such ownership interest in the event of an Insolvency Event with respect to such purchaser or (B) the Rating Agency Condition is satisfied with respect to such Transfer and the Subordinate Note Insurer gives its prior written consent, (ii) the Company shall have delivered to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty an Opinion of Counsel that such transaction will not result in a material adverse federal or Indiana or Delaware state tax consequence to the Issuer or the Noteholders, and (iii) there is delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel, in form and substance satisfactory to them, that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and under applicable state securities laws.


                                   ARTICLE IV

                       Actions by Eligible Lender Trustee

                  SECTION 4.01. Prior Notice to Company with Respect to Certain Matters. With respect to the following matters, neither the Eligible Lender Trustee nor the Delaware Trustee shall take any action unless at least 30 days before the taking of such action, the Eligible Lender Trustee or the Delaware Trustee shall have notified the Company, the Rating Agencies, the Subordinate
Note Insurer and the Swap Counterparty in writing of the proposed action and none of the Company, the Subordinate Note Insurer or the Swap Counterparty shall have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that the Company, the Subordinate Insurer or the Swap Counterparty has withheld consent or the Company has provided alternative direction (and such alternative direction has been consented to in writing by the Subordinate Note Insurer):

                  (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any




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         Noteholder, the Subordinate Note Insurer or the Swap
         Counterparty is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder, the Subordinate
         Note Insurer or the Swap Counterparty is not required and such amendment materially adversely affects the interests of the Company;

                  (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Company; or

                  (f) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

                  (g) the consent to the calling or waiver of any default under any Basic Document;

                  (h) the consent to the assignment by the Indenture Trustee or the Servicer of their respective obligations under any Basic Document;

                  (i) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

                  (j) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

                  (k)  cause  the  Trust  to  incur,   assume  or  guaranty  any
         indebtedness other than as set forth in this Agreement or the other Basic Documents;

                  (l)      do any act that conflicts with any other Basic
         Document;

                  (m) do any act which would make it impossible to carry on the ordinary business of the Trust as described in
         Section 2.03 hereof;

                  (n)      confess a judgment against the Trust;

                  (o) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;





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                  (p)      cause the Trust to lend any funds to any entity;
         or

                  (q) change the Trust's purpose and powers from those set forth in this Agreement.

         In addition the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Seller, the Company and Loan Services.

         Neither the Eligible Lender Trustee nor the Delaware Trustee shall have the power, except upon the direction of the Company with the consent of the Subordinate Note Insurer and the Swap Counterparty, and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Servicer or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust's creditors,
(vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of he above, a "Bankruptcy Action"). So long as the Indenture and the Insurance Agreement remain in effect and no Subordinate Note Insurer Default exists, the Company shall not have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Eligible Lender Trustee to take any Bankruptcy Action with respect to the Trust.

                  SECTION 4.02. Action by Company with Respect to Bankruptcy. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Company and the delivery to the Eligible Lender Trustee by the Company of a certificate certifying that it reasonably believes that the Trust is insolvent.




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




                  SECTION 4.03.  Restrictions on Company's Power.  The
                                 -------------------------------
Company shall not direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.


                                    ARTICLE V

                                 Certain Duties

                  SECTION 5.01. No Segregation of Monies; No Interest. Monies received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

                  SECTION 5.02. Accounting and Reports to the Noteholders, the Internal Revenue Service and Others. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Eligible Lender Trustee and the Subordinate Note Insurer shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.01, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Eligible Lender Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company at least five (5) days before such returns are due to be filed. The Company shall promptly sign such returns and deliver such returns after signature to the Eligible Lender Trustee and such returns shall be filed by the Eligible Lender Trustee with the appropriate tax authorities. In no event shall the Eligible Lender Trustee, the Company, the Seller or the Subordinate
Note Insurer be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Eligible Lender Trustee, the Company or the Seller, as the case may be, in breach of its obligations under this Agreement.





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



                  SECTION 5.03. Incentive Programs. Subject to compliance by the Administrator with Section 2(i) of the Administration Agreement, the Trust shall offer each Incentive Program to all qualified Borrowers except any Incentive Program which the Administrator terminates pursuant to Section 2(i) of the Administration Agreement. Upon the effective date specified in the notice of termination required by Section 2(i) of the Administration Agreement, the Trust shall cease offering the terminated Incentive Program to Borrowers affected by the termination.


                                   ARTICLE VI

                 Authority and Duties of Eligible Lender Trustee

                  SECTION 6.01. General Authority. The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Seller shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $150,000,000, Class A-2 Notes in the aggregate principal amount of $433,650,000 and Subordinate Notes in the aggregate principal amount of $21,350,000. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Financed Student Loans from the Seller and (ii) to take all actions required pursuant to Section 3.02(c) of the Servicing Agreement, and otherwise follow the direction of and cooperate with the Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Financed Student Loans.

         In addition to the foregoing, the Eligible Lender Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

                  SECTION 6.02. General Duties. It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be




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



discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

                  SECTION 6.03. Action upon Instruction. (a) Subject to Article IV, Section 7.01 and in accordance with the terms of the Basic Documents, the Company may by written instruction direct the Eligible Lender Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Company pursuant to Article IV.

                  (b) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                  (c) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Company and the Subordinate Note Insurer requesting instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Company received (and consented to in writing by the Subordinate Note Insurer), the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be




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



under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Company, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Company, the Subordinate Note Insurer and the Swap Counterparty requesting instruction from the Company and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received and consented to in writing by the Subordinate Note Insurer, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Company and shall have no liability to any Person for such action or inaction.

                  SECTION 6.04. No Duties Except as Specified in this Agreement, the Loan Sale Agreement, the Servicing Agreement, the Administration Agreement or in Instructions. The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement, the Loan Sale Agreement, the Servicing Agreement, the Administration Agreement, the Insurance Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any




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



time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, The First National Bank of Chicago in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

                  SECTION 6.05. No Action Except under Specified Documents or Instructions. The Eligible Lender Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to
Section 6.03.

                  SECTION 6.06. Restrictions. The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Company shall not direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.

                  SECTION 6.07. Origination of Consolidation Loans during the Revolving Period. (a) From time to time during the Revolving Period the Servicer will identify those Financed Student Loans as to which a Borrower qualifies to receive a Consolidation Loan under the Federal Consolidation Loan Program from the Eligible Lender Trustee and will inform the Administrator of the identity of such loans. The Administrator will determine, in accordance with customary industry standards, whether a Consolidation Loan should be offered to such Borrower; provided, however, that a Consolidation Loan will not be offered to a Borrower if any Student Loan of such Borrower which is not owned by the Issuer and which is proposed to be discharged by the making of such Consolidation Loan is past due more than 30 days; and provided, further, that a Consolidation Loan will not be offered to a Borrower if the aggregate principal balances of all Consolidation Loans originated pursuant to this Section would thereby exceed the limitations set forth in Section 6.07(d).





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                  (b) If the Administrator  determines that it is appropriate to offer a Consolidation Loan to a Borrower in accordance with this Section, it will so inform the Servicer who will send the necessary documentation to such Borrower and will process such documentation on behalf of the Eligible Lender Trustee, all in accordance with industry standards, the Higher Education Act and the related Guarantee Agreement. The Servicer will inform the Eligible Lender Trustee of the completion of the loan underwriting process and the necessary documentation, whereupon the Eligible Lender Trustee, on behalf of the Trust and upon the direction of the Administrator, will execute any documents required to be executed by it to complete the origination of such loan and to subject such loan to the related Guarantee Agreement. The Servicer will not permit any Consolidation Loan to be originated which would violate the representations and warranties of Section 3.01 of the Loan Sale Agreement. Any Consolidation Loan which is determined to violate any of such representations and warranties will be subject to repurchase by the Seller as provided in Section 3.02 of the Loan Sale Agreement.

                  (c)  Each  Consolidation  Loan  originated  pursuant  to  this
Section 6.07 shall be owned by the Issuer and be part of the Trust Estate and the Collateral from and after the time of such origination. Upon origination of such loan and such loan becoming part of the Trust Estate and the Collateral, the Administrator will instruct the Indenture Trustee, pursuant to Section 2(f) of the Administration Agreement, to authorize the transfer from the Collateral Reinvestment Account of an amount sufficient to prepay in full any Student Loan that is to be consolidated through such origination, including any Add-on Consolidation Loan that is prepaid in full as a result of the principal balance of such Add-on Consolidation Loan being added to the principal balance of a related Consolidation Loan held as part of the Trust Estate. The Administrator will cause to be taken all actions, and the Eligible Lender Trustee will cooperate with the Administrator in the execution of any instruments or documents, required to establish and maintain the ownership interest of the Issuer and the first perfected security interest of the Indenture Trustee in each Consolidation Loan originated pursuant to this Section.

                  (d) In no event shall the Issuer or the Eligible Lender Trustee on behalf of the Issuer originate Consolidation Loans in excess of $35,000,000 (including the addition of the principal balances of any Add-on Consolidation Loans) in the aggregate during the Revolving Period; additionally, no Consolidation Loan may be originated by the Issuer or the Eligible Lender Trustee on behalf of the Issuer having a scheduled maturity after October 28, 2029 if at the time of such




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



origination the aggregate principal balance of all Consolidation Loans held as part of the Trust Estate that have a scheduled maturity date after October 28, 2029 exceeds, or after giving effect to such origination, would exceed $15,000,000; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of the principal balance of any Add-on Consolidation Loan in excess of such amounts, if the Eligible Lender Trustee is required to do so by the Higher Education Act. In addition, in no event shall the Issuer or the Eligible Lender Trustee on behalf of the Issuer make Consolidation Loans after the Revolving Period; provided, however, that the Eligible Lender Trustee may increase the principal balance of any Consolidation Loan by the principal balance of any related Add-on Consolidation Loan during the Add-on Period if the Eligible Lender Trustee is required to do so by the Higher Education Act. After the Revolving Period, upon the addition of the principal balance of such Add-on Consolidation Loan, and such amounts becoming part of the Trust Estate and the Collateral, the Administrator will instruct the Indenture Trustee, pursuant to Section 2(d)(iii)(A) of the Administration Agreement, to authorize the transfer from the Collection Account of an amount sufficient to prepay in full such Add-on Consolidation Loan.

                  (e) All Consolidation Fees payable with respect to Consolidation Loans originated and the principal balances of any Add-on Consolidation Loans added to the Trust pursuant to this Section will be payable by the Issuer as provided in Section 2(d)(ii) of the Administration Agreement. All other costs or fees incurred in originating Consolidation Loans (or in adding the principal balances of any Add-on Consolidation Loans) shall be payable by the Administrator.


                                   ARTICLE VII

                     Concerning the Eligible Lender Trustee

                  SECTION 7.01.  Acceptance of Trusts and Duties.  The
                                 -------------------------------
Eligible Lender Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Eligible Lender Trustee. In particular, but not by




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



way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

                  (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator or the Company;

                  (c) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, and the Eligible Lender Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Company, other than as expressly provided for herein and in the other Basic Documents;

                  (f) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Seller, the Indenture Trustee or the Servicer under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and





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



                  (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Company, unless the Company has offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  SECTION 7.02. Furnishing of Documents. The Eligible Lender Trustee shall furnish to the Company, the Subordinate Note Insurer and the Swap Counterparty promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Eligible Lender Trustee under the Basic Documents.

                  SECTION 7.03. Representations and Warranties. The Eligible Lender Trustee hereby represents and warrants to each of the Seller, the Company, the Subordinate Note Insurer and the Swap Counterparty, that:

                  (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or




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



         instrument to which it is a party or by which any of its properties may be bound.

                  (d) It is an  "eligible  lender"  as such term is  defined  in
         Section 435(d) of the Higher Education Act, for purposes of holding legal title to the Financed Student Loans and originating Consolidation Loans as contemplated by this Agreement and the other Basic Documents, has obtained a lender identification number with respect to the Trust from the Department, has in effect a Guarantee Agreement with the Initial Guarantor with respect to the Initial Financed Student Loans and will have the requisite power and authority to enter into Guarantee Agreements with Additional Guarantors, if any.

                  (e) In originating each Consolidation Loan on behalf of the Trust, as provided in Section 6.07, it shall comply with all applicable provisions of the Higher Education Act, and it will not create or cause to be created any lien, charge or encumbrance on any such Consolidation Loan or in any way cause the Trust to not have good title thereto.

                  SECTION 7.04.  Reliance; Advice of Counsel.  (a)  The
                                 ---------------------------
Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender




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



Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                  SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, The First National Bank of Chicago acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

                  SECTION 7.06. Eligible Lender Trustee Not Liable for Notes or Student Loans. The recitals contained herein (other than the representations and warranties in Section 7.03) shall be taken as the statements of the Seller, and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement or any other Basic Document or the Notes, or of any Financed Student Loan or related documents. The Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated either of the Guarantee Agreements, in a case where the Eligible Lender Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, as applicable, of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including: the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Eligible Lender Trustee.





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



                  SECTION 7.07. Eligible Lender Trustee May Own Trust Notes. The Eligible Lender Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not the Eligible Lender Trustee.

                  SECTION 7.08. Licenses. The Eligible Lender Trustee shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. The Eligible Lender Trustee shall receive from the Administrator the information necessary to comply with this Section.


                                  ARTICLE VIII

                     Compensation of Eligible Lender Trustee

                  SECTION 8.01. Eligible Lender Trustee's Fees and Expenses. The Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Eligible Lender Trustee may employ in connection with the exercise and performance of its rights and duties hereunder. The Eligible Lender Trustee shall have no recourse to the Issuer for its fees and expenses hereunder.

                  SECTION 8.02. Payments to the Eligible Lender Trustee. Any amounts paid to the Eligible Lender Trustee pursuant to Section 8.01 hereof or pursuant to Section 4.03 of the Loan Sale Agreement or pursuant to Section 24 of the Administration Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.


                                   ARTICLE IX

                         Termination of Trust Agreement

                  SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the earlier




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



of (i) the final distribution by the Eligible Lender Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the Servicing Agreement and the termination of the Indenture and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

                  (b) Neither the Seller nor the Company shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, shall be given promptly by the Eligible Lender Trustee by letter to the Company and the Swap Counterparty mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to Section 2(b)(vii) of the Administration Agreement.

                  (d) Upon the winding up of the Trust and its termination, the Eligible Lender Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute.

                  SECTION 9.02. [Reserved.]


                                    ARTICLE X

                     Successor Eligible Lender Trustees and
                       Additional Eligible Lender Trustees

                  SECTION 10.01. Eligibility Requirements for Eligible Lender Trustee. The Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Student Loans and originating Consolidation Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Financed Student Loans; (iii) having in effect Guarantee
Agreements with the Initial Guarantor and any Additional
Guarantors; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; and (v) having (or having a parent which has) a rating of at least "Baa3" by Moody's, "BBB" by Standard & Poor's and "BBB" by Fitch, if rated by Fitch. If




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the  Eligible  Lender  Trustee  shall  publish  reports  of  condition  at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in
Section 10.02. In addition, at all times the Trustee or a co-trustee shall be a Person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

                  SECTION 10.02. Resignation or Removal of Eligible Lender Trustee. The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator, the Subordinate Note Insurer and the Swap Counterparty. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee (acceptable to the Subordinate Note Insurer) meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee or the Subordinate Note Insurer may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  If at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Eligible Lender Trustee shall be legally unable to act, or an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator or the Subordinate Note Insurer may remove the Eligible Lender Trustee. If the Administrator or the Subordinate Note Insurer shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator (with the written consent of the Subordinate Note Insurer) or the Subordinate Note Insurer




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



shall promptly appoint a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

                  Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee (whose appointment has been approved in writing by the Subordinate Note Insurer) pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Eligible Lender Trustee. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee to the Subordinate Note Insurer, the Swap Counterparty and to each of the Rating Agencies.

                  SECTION 10.03. Successor Eligible Lender Trustee. Any successor Eligible Lender Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator, to its predecessor Eligible Lender Trustee and the Subordinate Note Insurer an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, monies and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

                  No successor Eligible Lender Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.01.

                  Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to




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



the Company, the Indenture Trustee, the Noteholders, the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  SECTION 10.04. Merger or Consolidation of Eligible Lender Trustee. Any corporation into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.01; provided further that the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty not less than 10 Business Days prior to the closing date of such merger or consolidation.

                  SECTION 10.05. Appointment of Co-Eligible Lender Trustee or Separate Eligible Lender Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly (and with the written consent of the Subordinate Note Insurer and written notice to the Swap Counterparty) shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, which, except in the case of any Delaware Trustee, shall meet the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. Pursuant to the Co-Trustee Agreement, dated as of May 1, 1998 between The First National Bank of Chicago and First Chicago Delaware Inc., the Eligible Lender Trustee shall appoint




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



First Chicago Delaware Inc. as a co-trustee hereunder for the purpose of its acting as Delaware Trustee and such agreement is hereby incorporated herein by reference. If the Delaware Trustee shall become incapable of acting, resign or be removed, unless the Trustee is qualified to act as Delaware Trustee, a successor co-trustee shall promptly be appointed in the manner specified in this
Section 10.05 to act as Delaware Trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv) and (v) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

             (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (iii) the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified




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



in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator, the Subordinate Note Insurer and the Swap Counterparty.

                  Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee, except as otherwise provided in this Section 10.05 in regard to the Delaware Trustee.


                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Seller, the Company and the Eligible Lender Trustee, with the prior written consent of the Subordinate Note Insurer and the Swap Counterparty and with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  This Agreement may also be amended from time to time by the Seller, the Company and the Eligible Lender Trustee, with prior written consent of the Subordinate Note Insurer and the Swap Counterparty and with prior written notice to the Rating Agencies, with the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or




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                                                        26
of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and required to consent to any such amendment, without the consent of all the outstanding Noteholders.

                  The Eligible Lender Trustee shall furnish 10 Business Days' prior written notification of the substance of any such amendment or consent to the Indenture Trustee, each of the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty.

                  It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

                  Promptly after the execution of any amendment to the Certificate of Trust, the Eligible Lender Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware. The Eligible Lender Trustee shall furnish the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty with ten Business Days' prior written notice of any amendment to the Certificate of Trust.

                  Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 11.02. No Legal Title to Trust Estate in Company. The Company shall not have legal title to any part of the Trust Estate. The Company shall be entitled to receive distributions with respect to its ownership interest therein only in accordance with the Indenture, the Administration Agreement and the Servicing Agreement. No transfer, by operation of law or otherwise, of any right, title, or interest of the Company to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it




BWNY03/143740
                                                        27
of legal title to any part of the Trust Estate. If, contrary to this Section, the Company is deemed to have legal title to any part of the Trust Estate, the Company shall be deemed to have granted, and in such event does hereby grant to the Issuer, a first priority security interest in all of the Company's right, title and interest in the Trust Estate, other than in the distributions referred to in the second sentence of this Section 11.02, and this Agreement shall be deemed to constitute a security agreement under applicable law with respect to the Trust Estate.

                  SECTION  11.03.  Limitations  on Rights of Others.  Except for
Section 2.07, the provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Seller, the Company, the Administrator, the Subordinate Note Insurer, the Swap Counterparty and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 11.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing (or in the form of facsimile notice, followed by written notice) and shall be deemed given upon receipt by the intended recipient, if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Seller, addressed to USA Group Secondary Market Services, Inc., 30 South Meridian Street, Indianapolis, Indiana 46204-3503, Attention: President and Chief Executive Officer (telephone: 317-951-5640; facsimile: 317-951-
5764), with a copy to Office of the General Counsel, USA Group, Inc., 30 South Meridian Street, Indianapolis, Indiana 46204-3503,
Attention:  Peter M. Greco (telephone:  317-951-5526; facsimile:
317-951-5532); if to the Company, addressed to Secondary Market Company, Inc., 30 South Meridian Street, Indianapolis, Indiana 46204-3503, Attention: President (telephone: 317-951-5640; facsimile: 317-951-5764), with a copy to USA Group Secondary
Market Services, Inc., 30 South Meridian Street, Indianapolis,
Indiana 46204-3503, and a copy to Office of the General Counsel, USA Group, Inc., 30 South Meridian Street, Indianapolis, Indiana 46204-3503, Attention: Peter M. Greco (telephone: 317-951-5526; facsimile: 317-951-5532); if to the Subordinate Note Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York
10504, Attention:  Insured Portfolio Management - Structured
Finance (IPM-SF) SMS Student Loan Trust 1998-A, $21,350,000
Floating Rate Asset-Backed Subordinate Notes (facsimile: 914-765-3810; telephone confirmation: 914-765-3781); and if to the Swap Counterparty, to General Re Financial Products Corporation,




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



Rockefeller Center, 630 Fifth Avenue, Suite 450, New York, New York 10111, Attention: Head of Operations (telephone: 212-307-2370; facsimile: 212-307-2288); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  SECTION 11.05. Severability. Any provision of this Agreement that as prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Company, the Eligible Lender Trustee and their respective successors and permitted assigns, all as herein provided.

                  SECTION 11.08. No Petition. (a) The Seller will not at any time institute against the Trust or the Company any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

                  (b) The Eligible Lender Trustee, by entering into this Agreement, and the Indenture Trustee, the Subordinate Note Insurer and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Company or the Trust, or join in any institution against the Seller, the Company or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

                  (c) The Company will not at any time institute against the Trust or the Seller any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Agreement or any of the other Basic Documents.




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




                  SECTION 11.09. No Recourse. The Company acknowledges that its ownership interest in the Trust represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Seller, the Servicer, the Seller, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the other Basic Documents.

                  SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.12. Responsibility to Secretary and Guarantors. Notwithstanding any other provision in this Agreement or the other Basic
Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Eligible Lender Trustee in its capacity as Eligible Lender Trustee to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Trust, pursuant to 34 CFR 682.203(b) or any successor provision thereto.

                  SECTION 11.13. Third-Party Beneficiaries. The parties hereto acknowledge that the Subordinate Note Insurer and the Swap Counterparty are express third-party beneficiaries hereof entitled to enforce the provisions hereof as if they were actual parties hereto; provided, however, that in the case of the Subordinate Note Insurer, such right to enforcement and the right to provide consents or waivers pursuant to the provisions of this Agreement or to take other actions as provided herein are conditioned upon there not having occurred and being continuing an Insurer Default and, in the case of the Swap Counterparty, such right to enforcement and the right to provide consents or waivers pursuant to the provisions hereof or to take other actions as provided herein are conditioned upon its not being in default under the Swap Agreement.

                  SECTION 11.14. Consents. With respect to any action to be taken hereunder that requires the consent of a party hereto or of the Indenture Trustee, Subordinate Note Insurer or the Swap




BWNY03/143740
                                                        30

Counterparty, such consent shall not be unreasonably withheld, delayed or conditioned.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              THE FIRST  NATIONAL BANK OF
                                  CHICAGO,   not  in  its
                                  individual capacity but
                                  solely   as    Eligible
                                  Lender Trustee

                              By: ___________________________
                                       Name:
                                       Title:


                              USA GROUP SECONDARY MARKET
                                       SERVICES, INC., as depositor

                              By:      ____________________________
                                       Name:   Stephen W. Clinton
                                       Title:  President and CEO


                              SECONDARY MARKET COMPANY, INC.

                              By:      ____________________________
                                       Name:
                                       Title:

                                    EXHIBIT A
                             TO THE TRUST AGREEMENT




                             CERTIFICATE OF TRUST OF
                          SMS STUDENT LOAN TRUST 1998-A



         THIS Certificate of Trust of SMS Student Loan Trust 1998-A (the "Trust"), dated as of May 1, 1998, is being duly executed and filed by The First National Bank of Chicago, a national banking association, and First Chicago Delaware Inc., a Delaware banking corporation, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is SMS Student Loan Trust 1998-A.

         2. Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is First Chicago Delaware Inc., c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801.

         3. This Certificate of Trust will be effective May __, 1998.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity
                                       but solely as trustee of the Trust




                              By: ______________________________
                                  Name:
                                  Title:



                             FIRST CHICAGO DELAWARE INC.,
                                   not in its individual capacity
                                   but solely as trustee



                              By: ______________________________
                                  Name:
                                  Title: